                                                               Exhibit 9(a)(iii)

                      AMENDMENT TO PARTICIPATION AGREEMENT
                                      AMONG
                    T. ROWE PRICE INTERNATIONAL SERIES, INC.,
                    T. ROWE PRICE INVESTMENT SERVICES, INC.,
                                       AND
                       CUNA MUTUAL LIFE INSURANCE COMPANY

WHEREAS, CUNA Mutual Life Insurance Company, T. Rowe Price International Series, Inc., and T. Rowe Price Investment Services, Inc. entered into a Participation Agreement on April 22, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written agreement;

NOW THEREFORE, the parties do hereby agree:

1. "T. Rowe Price Fixed Income Series, Inc." and "T. Rowe Price Equity Series, Inc." (collectively, the "Series") shall be added as a party to the Participation Agreement and any references to the term "Fund" therein shall include each Series.

2. Schedule A and any amendments thereto are hereby replaced with the attached Schedule A dated October 1, 2002.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative.

COMPANY:                                CUNA MUTUAL LIFE INSURANCE COMPANY

                                        By its authorized officer


                                        By: /s/ Michael S. Daubs
                                            ------------------------------------
                                        Name: Michael S. Daubs
                                        Title: Chief Officer - Investments
                                        Date: Sept. 30, 2002

FUND:                                   T. ROWE PRICE INTERNATIONAL SERIES, INC.

                                        By its authorized officer


                                        By: /s/ Henry H. Hopkins
                                            ------------------------------------
                                        Name: Henry H. Hopkins
                                        Title: Vice President
                                        Date: 9/17/02


FUND:                                   T. ROWE PRICE FIXED INCOME SERIES, INC.

                                        By its authorized officer


                                        By: /s/ Henry H. Hopkins
                                            ------------------------------------
                                        Name: Henry H. Hopkins
                                        Title: Vice President
                                        Date: 9/17/02


FUND:                                   T. ROWE PRICE EQUITY SERIES, INC.

                                        By its authorized officer


                                        By: /s/ Henry H. Hopkins
                                            ------------------------------------
                                        Name: Henry H. Hopkins
                                        Title: Vice President
                                        Date: 9/17/02


UNDERWRITER:                            T. ROWE PRICE INVESTMENT SERVICES, INC.

                                        By its authorized officer


                                        By: /s/ Darrell N. Braman
                                            ------------------------------------
                                        Name: Darrell N. Braman
                                        Title: Vice President
                                        Date: 9/17/02

                                   SCHEDULE A

      Name of Separate Account and            Contracts Funded by
Date Established by Board of Directors          Separate Account                      Designated Portfolios
--------------------------------------     --------------------------   -------------------------------------------------
CUNA Mutual Life Variable Annuity          Variable Annuity             T. Rowe Price International Series, Inc.
Account (formerly known as Century         33-73738                     -   T. Rowe Price International Stock Portfolio
Variable Annuity Account) Established
December 14, 1993

CUNA Mutual Life Variable Account          Variable Universal Life      T. Rowe Price International Series, Inc.
(formerly known as Century Variable        33-19718                     -   T. Rowe Price International Stock Portfolio
Account)                                   Variable Universal Life II
Established August 16, 1983                333-81499

CUNA Mutual Life Group Variable Annuity    Group Variable Annuity       T. Rowe Price International Series. Inc.
Account (formerly known as Century Group   Offered Exclusively to       -   T. Rowe Price International Stock Portfolio
Variable Annuity Account) Established      Qualified Plans Not
August 16, 1983                            Registered in Reliance on    T. Rowe Price Fixed Income Series. Inc.
                                           Qualified Plan Exemption to  -   T. Rowe Price Limited-Term Bond Portfolio
                                           Registration Requirements
                                                                        T. Rowe Price Fixed Income Series. Inc.
                                                                        -   T. Rowe Price Blue Chip Growth Portfolio
                                                                        -   T. Rowe Price Equity Income Portfolio